SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc., the indirect parent company and manager of CCO Holdings, LLC and CCO Holdings Capital Corp., announced the results to date of the cash tender offer (the "Tender Offer") by its indirect subsidiary, Charter Communications Holdings, LLC (“Charter Holdings”), for certain of its outstanding senior notes (the “Notes”). Charter Holdings is offering to purchase an amount of its outstanding Notes such that the amount Charter Holdings would be required to pay for the purchase of the Notes in total (including accrued and unpaid interest) in the Tender Offer shall not exceed $100 million (the "Maximum Payment Amount"), in accordance with the terms and conditions described in the Offer to Purchase dated March 6, 2007.

As of 5:00 PM Eastern Daylight Time, on Monday, March 19, 2007, approximately $167.7 million in aggregate principal amount of Notes had been validly tendered. The Maximum Payment Amount is not being increased and remains at $100 million. The Tender Offer will expire at 5:00 PM EDT, on Tuesday, April 3, 2007, unless extended or earlier terminated.

A press release announcing the results to date is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 8.01:

Exhibit Number	Description

99.1	Press Release announcing interim results of Tender Offer dated March 20, 2007. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications Holdings, LLC filed on March 21, 2007 (File No. 333-77499)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 21, 2007

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Corporate Secretary

  CCO HOLDINGS CAPITAL CORP.
  Registrant

Dated: March 21, 2007

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release announcing interim results of Tender Offer dated March 20, 2007. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications Holdings, LLC filed on March 21, 2007 (File No. 333-77499)).